EXHIBIT 4.1

                               CINTAS CORPORATION

                                      1999

                                Stock Option Plan



                                    ARTICLE 1

                                   OBJECTIVES

     Cintas Corporation has established this Stock Option Plan effective October 20, 1999, as an incentive to attract, retain and motivate dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Cintas Corporation's objectives and to encourage ownership of Cintas Corporation Common Stock by employees.

                                    ARTICLE 2

                                   DEFINITIONS

     2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          2.1.1  "Code" means the Internal Revenue Code of 1986.

          2.1.2 "Cintas" means Cintas Corporation and any subsidiary of Cintas Corporation, as the term "subsidiary" is defined in Section 424(f) of the Code.

          2.1.3 "Date of Exercise" means the date on which Cintas has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Cintas pursuant to Section 7.2 hereof.

          2.1.4  "Date of Grant" means the date on which an Option is awarded.

          2.1.5 "Eligible Employee" means any individual who performs services for Cintas and is treated as an Employee for federal income tax purposes.

          2.1.6  "Effective Date" means October 20, 1999.

          2.1.7  "Fair Market Value"  means the last sale price  reported on any stock exchange or over-the-counter trading system on which Shares are trading on a specified date. If no sale has been made on the specified date, the prices on the last preceding date shall be used. If the Shares are not so trading, the average of the closing bid and ask prices for a Share on the specified date or the last previous date on which bid and ask prices are available shall be utilized.

          2.1.8 "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

          2.1.9 "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

          2.1.10 "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

        2.1.11 "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

       2.1.12 "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

       2.1.13    "Plan" means this 1999 Option Plan as it may be amended.

       2.1.14    "Share" means one share of the Common Stock of Cintas.

                                    ARTICLE 3

                                 ADMINISTRATION

     3.1 The Plan shall be administered by a committee designated by the Board of Directors of Cintas. The Committee shall be comprised of two or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          3.2.1   Determine which Eligible Employees shall be granted Options;

          3.2.2 Determine the number of Shares which may be subject to each Option;

          3.2.3   Determine the Option Price;

          3.2.4   Determine the term of each Option;

          3.2.5 Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

          3.2.6 Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

          3.2.7 Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

     3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by Cintas for any liability and expenses which may occur from any claim or cause of action.

     3.5 The Chief Executive Officer may, without participation by the Committee, grant options to purchase up to 2,000 shares per Eligible Employee per year to Eligible Employees who are not executive officers of the Company. In exercising such authority, the Chief Executive Officer shall have the authority to:

          3.5.1   Determine which Eligible Employees shall be granted Options;

          3.5.2 Determine the number of Shares which may be subject to each Option;

          3.5.3   Determine the Option Price;

          3.5.4   Determine the term of each Option; and

          3.5.5 Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option.

                                    ARTICLE 4

                             SHARES SUBJECT TO PLAN

     4.1 The number of Shares that may be made subject to Options granted under the Plan is 6,000,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Cintas is 100,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                    ARTICLE 5

                               GRANTING OF OPTIONS

     The Committee may, from time to time, prior to October 19, 2009, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                    ARTICLE 6

                                TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9 and as provided below, each Option shall be for a term of ten years from the Date of Grant. Each option may be exercised for up to 20% of the total Shares covered by the Option commencing on the fifth anniversary of the Date of Grant with an additional 20% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part.

     The Committee, at its sole discretion, may permit particular holders of Options to exercise an Option to a greater extent than provided herein and may establish different exercise schedules and impose other conditions upon exercise for any particular Option or group of Options. The term of any Option shall not be less than one or more than ten years from the date of grant and in no circumstances exercisable during the first twelve months of the term of said Option.

     6.2 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee the right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time.

     6.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Cintas or to interfere in any way with the right of Cintas to terminate employment at anytime. So long as a holder of an Option shall continue to be an employee of Cintas, the Option shall not be affected by any change of the employee*s duties or position.

                                    ARTICLE 7

                               EXERCISE OF OPTIONS

     7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Cintas Corporation, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

     7.2 An Option may also be exercised by delivering a written notice of exercise to Cintas, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer acceptable to Cintas and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Cintas.

                                    ARTICLE 8

                             PAYMENT OF OPTION PRICE

     In the sole discretion of the Committee, payment of the Option Price may be made in cash, by the tender of Shares which have been owned at least six months and which have a Fair Market Value equal to the purchase price or by any combination of cash and such Shares.

                                    ARTICLE 9

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

          9.2.1 At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Cintas, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Cintas, then:

                 9.2.1.1 The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

                 9.2.1.2 The term of the Option shall not be greater than five years from the Date of Grant.

          9.2.2 The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Cintas shall not exceed $100,000.

     9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                           TRANSFERABILITY OF OPTIONS

     During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

                                   ARTICLE 11

                             TERMINATION OF OPTIONS

     11.1   An Option will terminate as follows:

          11.1.1    Upon exercise or expiration by its terms.

          11.1.2 Upon termination of employment for reasons other than cause, the then-exercisable portion of any Option will terminate on the 60th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

          11.1.3 If an Eligible Employee holding an Option dies or becomes subject to Permanent and Total Disability while employed by the Company, or within sixty days after termination of employment for any reason other than cause, or retires after age 50 through a plan of retirement acceptable to the Company, then in each such case, such an Option may be exercised to the extent exercisable on the date of termination of employment at any time within one year after the date of such death, occurrence of Permanent and Total Disability or retirement. The Option may be exercised by such person or that person*s estate or guardian, or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

          11.1.4 Options shall terminate immediately if employment is terminated for cause. Cause is defined as including, but not limited to, theft of or intentional damage to Company property, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, or willful violation of Cintas policy prohibiting employees from disposing of Shares for personal gain based on knowledge of Cintas* activities or results when such information is not available to the general public.

          11.1.5 If an Eligible Employee holding an Option violates any term of any written employment or noncompetition agreement between the Company and the Eligible Employee, all existing Options held by such Employee will terminate. In addition, if at the time of such violation the Employee has exercised Options but has not received certificates for the Shares to be issued, Cintas may void the Option and its exercise. Any such actions by Cintas shall be in addition to any other rights or remedies available to Cintas in such circumstances.

     11.2 Except as provided in Articles 11 and 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, or his beneficiaries, heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

     11.3 The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.

                                   ARTICLE 12

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

     12.1 In the event of changes in the outstanding Common Stock of Cintas as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

     12.2   The Committee shall make appropriate adjustments in the Option Price
to  reflect  any   spin-off  of  assets,   extraordinary   dividends   or  other
distributions to shareholders.

     12.3 In the event of the dissolution or liquidation of Cintas or any merger, consolidation, combination, exchange or other transaction in which Cintas is not the surviving corporation or in which the outstanding Shares of Cintas are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee. The Committee shall give not less than 20 days written notice of the date of expiration to each holder of an Option. Each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice.

     12.4 All outstanding Options shall become immediately exercisable in full if a change in control of Cintas occurs. For purposes of this Agreement, a "change in control of Cintas" shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Cintas or (ii) a member of the Farmer Family or a group comprised solely of members of the Farmer Family becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of Cintas representing 30% or more of the combined voting power of Cintas then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Cintas* Shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. For purposes of this provision, the term "Farmer Family" shall include Richard T. Farmer and Joyce E. Farmer, their respective lineal descendants, spouses of their lineal descendants, the estate of any person falling within the scope of any of the preceding categories and an inter vivos or testamentary trust whose beneficiaries consist solely of persons falling within the scope of any of the previous categories.

                                   ARTICLE 13

                                OPTION AGREEMENTS

     13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee*s own behalf and on behalf of the optionee*s heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 14

                       AMENDMENT OR DISCONTINUANCE OF PLAN

     14.1 The Board of Directors of Cintas may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors of Cintas shall, without further approval of the shareholders of
Cintas:

          14.1.1   Change the definition of Eligible Employees;

          14.1.2 Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Cintas during any fiscal year;

          14.1.3 Cause the Plan or any Option granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or

          14.1.4 Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

     14.2 No amendment or termination of the Plan shall impair any Option granted under the Plan without the consent of the holder thereof.

     14.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this
Article 14; provided, however, that it shall otherwise terminate and no options shall be granted ten years after the Effective Date.

                                   ARTICLE 15

                                 EFFECTIVE DATE

     This Plan shall become effective as of October 20, 1999.

                                   ARTICLE 16

                                  MISCELLANEOUS

     16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or Shareholders of Cintas shall constitute the granting of an Option. An Option shall be granted only at such time as a written agreement shall have been executed and delivered to the respective employee and the employee shall have executed such agreement respecting the Option in conformance with the provisions of the Plan.

     16.2 Certificates for Shares purchased through exercise of Options will be issued on or about the 60th day after exercise of the Option and payment therefore as called for by the terms of the Option. Cintas shall not be required to issue certificates to any person exercising Options more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a Shareholder of Cintas with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until Cintas, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Cintas securities may then be listed as well as any other requirements of law.

     16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with
Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date of October 20, 1999.